Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Marathon Petroleum Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Gary R. Heminger, Donald C. Templin and Michael G. Braddock, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common stock of the Registrant issuable in connection with the Marathon Petroleum Corporation Dividend Reinvestment and Direct Stock Purchase Plan (or any amendment and restatement thereof), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-3 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-3 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 28th day of May, 2014.

/s/ Gary R. Heminger	/s/ Donald C. Templin
Gary R. Heminger President, Chief Executive Officer and Director (principal executive officer)	Donald C. Templin Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Michael G. Braddock	/s/ Evan Bayh
Michael G. Braddock Vice President and Controller (principal accounting officer)	Evan Bayh Director

/s/ David A. Daberko	/s/ Steven A. Davis
David A. Daberko Director	Steven A. Davis Director

/s/ William L. Davis	/s/ Donna A. James
William L. Davis Director	Donna A. James Director

/s/ Charles R. Lee	/s/ James E. Rohr
Charles R. Lee Director	James E. Rohr Director

/s/ Seth E. Schofield	/s/ John W. Snow
Seth E. Schofield Director	John W. Snow Director

/s/ John P. Surma	/s/ Thomas J. Usher
John P. Surma Director	Thomas J. Usher Chairman of the Board